                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                FLOUR CITY INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                         FLOUR CITY INTERNATIONAL, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 30, 1999

    The Annual Meeting of Stockholders of FLOUR CITY INTERNATIONAL, INC. (the "Company") will be held on March 30, 1999 at 10:00 a.m. local time at the Doubletree Hotel, San Francisco Airport, 835 Airport Boulevard, Burlingame, California 94010, for the purpose of considering and voting on the following matters:

    1.  Election of Directors.

    2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending October 31, 1999.

    3. Such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Only stockholders of record at the close of business on February 15, 1999 will be entitled to notice of and to vote at such meeting or any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          John W. Tang
                                          SECRETARY

Johnson City, Tennessee

February 25, 1999

                                   IMPORTANT

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE READ THE ENCLOSED PROXY STATEMENT AND SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTPAID ENVELOPE.

                         FLOUR CITY INTERNATIONAL, INC.
                          915 RIVERVIEW DRIVE, SUITE 1
                         JOHNSON CITY, TENNESSEE 37601
                                 (423) 928-2724
                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Flour City International, Inc. (the "Company") of proxies relating to the annual meeting of stockholders (the "Annual Meeting") to be held March 30, 1999 at 10:00 a.m. local time at the Doubletree Hotel, San Francisco Airport, 835 Airport Boulevard, Burlingame, California 94010, or any adjournments or postponements thereof.

    Only stockholders of record at the close of business on the record date for the meeting, February 15, 1999 (the "Record Date"), are entitled to vote at the meeting. On the Record Date, there were outstanding and entitled to vote 6,267,539 shares of Common Stock ($0.0001 par value) of the Company (the "Common Stock"). Holders of shares of Common Stock are entitled to one vote per share of Common Stock on each matter to come before the meeting. Stockholders do not have cumulative voting rights.

    Pursuant to the bylaws of the Company, a majority of the shares of Common Stock entitled to vote at a shareholders meeting, represented in person or by proxy, constitutes a quorum, and broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present at the Annual Meeting. Further, a meeting of stockholders commenced with a quorum may continue to do business until an adjournment of the meeting, even if a withdrawal of stockholders from the meeting leaves less than a quorum.

    Directors are elected by plurality of votes cast at the election, and all other proposals submitted to the stockholders must be approved by the vote of the holders of a majority of the shares of Common Stock present at the meeting, in person or by proxy. In the event a nominee (such as a brokerage firm) holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instructions from beneficial owners, but with respect to one or more other matters does not receive instructions from beneficial owners and/or does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on such other matters. Accordingly, abstentions and broker non-votes will have no effect upon the election of directors but will count as votes against other matters to come before the Annual Meeting.

    If the enclosed proxy is properly executed and returned, the shares of Common Stock represented thereby will be voted at the Annual Meeting in accordance with the stockholder's instructions. If no instructions are given with respect to the election of the nominees for director put forward by the Company in this Proxy Statement, then the proxy will be voted FOR the nominees, and if no instructions are given with respect to any other matter, the proxy will be voted FOR such matter.

    Any stockholder giving a proxy for the Annual Meeting in the accompanying form may revoke it at any time prior to its being voted, by filing with the Secretary of the Company at the Company's principal executive offices, 915 Riverview Drive, Suite 1, Johnson City, Tennessee 37601, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

    The Proxy Statement and the enclosed proxy are being mailed to stockholders on or about March 1, 1999. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone or telegraph. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the stockholders, will be borne by the Company. The Company will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    A board of five directors is to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders, and until their respective successors are elected and qualified. John W. Tang, Johnson K. Fong, Eugene M. Armstrong, Paul D. Lynam, and Mabel Chan have been nominated for election as directors of the Company at the Annual Meeting. With the exception of Ms. Chan, all of the nominees for director currently serve on the Board of Directors.

    It is intended that all proxies submitted in the accompanying form, unless contrary instructions are given thereon, will be voted FOR the election of the five nominees. If any nominee is unable or unwilling to serve as a director, proxies may be voted for substitute nominees designated by the Board. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected. Pursuant to applicable Nevada law, assuming the presence of a quorum, five directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast by stockholders entitled to vote at the meeting who are present in person or by proxy. Thus, the five nominees who receive the highest number of votes in favor of their election will be elected, regardless of the number of abstentions or non-votes.

    The following table sets forth certain information regarding each nominee as of February 15, 1999.

                                                                                            COMMON STOCK
                                                                     POSITIONS WITH         BENEFICIALLY       PERCENTAGE
NAME                                                     AGE          THE COMPANY             OWNED(1)          OWNERSHIP
---------------------------------------------------      ---      --------------------  --------------------  -------------
John W. Tang.......................................          46   Chairman of the              2,638,176(2)          42.1%
                                                                  Board, Secretary,
                                                                  Director
Johnson K. Fong....................................          40   Director                             0                0%
Paul D. Lynam......................................          64   Director                             0                0%
Eugene M. Armstrong................................          80   Director                             0                0%
Mabel Chan.........................................          46   Director Nominee                     0                0%

------------------------

(1) Unless otherwise indicated, shares are held with sole voting and investment power.

(2) Includes 1,918,674 shares of Common Stock held by Wilson Internation Ltd., a Britixh Virgin Islands corporation, of which Mr. Tang is the sole beneficial owner.

BUSINESS EXPERIENCE OF THE NOMINEES

    Information regarding each of the five nominees is set forth below.

    John W. Tang has been the Chairman of the Board of Directors and Secretary of the Company since January 1997 and has over 10 years in the custom curtain wall industry. From 1992 to 1997, he was a director of Flour City Architectural Metals (Asia) Ltd. ("FCAM (Asia)"), a subsidiary of the Company. From 1990 to 1992, he was a Senior Structural Engineer with Ove Arup & Partners, a U.K.-based engineering consulting firm. Between 1987 and 1990 he was the managing director of Brinkley Holding Co., Ltd., a property development company doing business in Canada. Mr. Tang is a registered professional engineer in California and the U.S., a registered professional engineer in the Province of Alberta, Canada, a chartered engineer in the United Kingdom, and a member of the Institution of Structural Engineers in the United Kingdom. He received his masters degree in Civil Engineering from the University of California at Berkeley.

    Johnson K. Fong became a Director of the Company in January 1997. Mr. Fong has been a partner of the accounting and consulting firm of Anderson & Schwartz McGuire LLP since 1988. He is a licensed Certified Public Accountant and member of the American Institute of Certified Public Accountants, California Society of Certified Public Accountants and the Hong Kong Society of Accountants. Mr. Fong received a bachelors degree from the University of California at Berkeley.

    Paul D. Lynam became a Director of the Company in May 1998. Mr. Lynam was the Vice President, Director of Purchasing of Turner Construction Company from 1987 until his retirement in 1996. Mr. Lynam received a bachelors degree from Bentley College.

    Eugene M. Armstrong became a Director of the Company in May 1998. Mr. Armstrong was the Executive Vice President of Morrison-Knudsen Company, Inc. from 1979 until his retirement in 1983. From 1984 until 1996, Mr. Armstrong was the President and Chief Executive Officer of Transisco Industries, Inc. Mr. Armstrong received a bachelors of science degree from Western State College of Colorado and completed graduate studies in aeronautical engineering and industrial management at the University of California at Los Angeles.

    Mabel Chan has been nominated to become a director of the Company as of the date of the Annual Meeting. Since December 1997, Ms. Chan has served as a director and manager of Gold Manor Ltd., an investment company. Beginning in 1987, Ms. Chan has served as a director for Brinkley Holdings Limited, a real estate development company located in Vancouver, British Columbia. Ms. Chan received a bachelors degree from Canberra University of Advanced Education.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The Board of Directors held one meeting during the 1998 fiscal year. All directors attended this meeting. The Board of Directors also acted by unanimous written consent, pursuant to Section 315 of the Nevada General Corporation Law, eight times during the 1998 fiscal year. It is the Company's intention to hold regular meetings of the Board of Directors on a quarterly basis beginning on March 30, 1999, and to call special meetings as necessary.

    The Board has an Audit Committee, comprised in fiscal year 1998 of Paul Lynam and Johnson Fong. The functions of the Audit Committee are to make recommendations to management concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. During the 1998 fiscal year, the Audit Committee held one meeting. Each member of the Audit Committee attended this meeting.

    The Board also has a Compensation Committee, comprised in fiscal 1998 of Eugene Armstrong, John Tang and Johnson Fong. The function of the Compensation Committee is to determine compensation of the Company's executive officers and to administer the Company's 1997 Stock Incentive Plan (the "Stock Incentive Plan"). The current executive officer salaries were set by the Board. During the 1998 fiscal year, the Compensation Committee did not meet.

EXECUTIVE OFFICERS

    The present executive officers of the Company are John W. Tang, Chairman of the Board and Secretary; Michael J. Russo, President and Chief Executive Officer; and Robert O. Bruce, Chief Financial Officer and Treasurer.

    Michael J. Russo (age 38) has been the President and Chief Executive Officer of the Company since January 1997 and has over 12 years in the custom curtain wall industry. Between 1994 and 1997, Mr. Russo served as the President and Chief Executive Officer of Flour City Architectural Metals, Inc. ("FCAM"), the Company's predecessor corporation, and during 1998, Mr. Russo served as a director of the Company. From 1991 to 1994, he was the Vice President of Sales and Marketing of FCAM. Mr. Russo received a bachelors degree in Mass Communications from Lycoming College.

    Robert O. Bruce (age 53) became the Chief Financial Officer and Treasurer of the Company in August 1998. From May 1998 until August 1998, Mr. Bruce served as Controller of FCAM. From 1978 until 1997 Mr. Bruce worked for Westinghouse Electrical Corporation, where he served in various positions, including Acting General Manager of the Electrical Materials Division from 1996 to 1997, and Controller of the Electrical Materials Division from 1992 to 1996. Mr. Bruce is a Certified Public Accountant and is a member of the American, Pennsylvania and Tennessee Societies of Certified Public Accountants. Mr. Bruce received a bachelors degree in accounting and a masters degree in business administration from Florida State University.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table discloses compensation received in the three fiscal years ended October 31, 1998, by Mr. Tang, the Company's Chairman of the Board and Secretary and Mr. Russo, the Company's President and Chief Executive Officer. Messrs. Tang and Russo were the only executive officers of the Company serving as of the end of the 1998 fiscal year whose salaries and bonuses exceeded $100,000 in 1997 and 1998 (the "Named Executive Officers"). No executive officers of the Company had salaries and bonuses that exceeded $100,000 in 1996.

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL COMPENSATION                  LONG TERM
                                               -------------------------------------------    COMPENSATION
                                                                            OTHER ANNUAL    -----------------    ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR     SALARY($)     BONUS($)     COMPENSATION($)       AWARD($)       COMPENSATION
----------------------------------  ---------  ----------  -------------  ----------------  -----------------  -------------
John W. Tang......................       1998  $  157,537    $       0       $        0         $       0        $       0
  Chairman of the Board
  and Secretary
Michael J. Russo..................       1998  $  148,674    $       0       $   34,400(1)      $       0        $       0
  President and Chief                    1997  $  108,000    $       0       $   28,667(1)      $       0        $   8,000
  Executive Officer

------------------------

(1) Represents the difference between the price paid for 199,861 shares of Common Stock pursuant to Mr. Russo's Stock Purchase Rights and the fair market value of those shares on the date they were purchased, amortized over five years from January 1, 1997. See "Options/Executive Officers" and "Employment Agreements."

OPTIONS/EXECUTIVE OFFICERS

    Pursuant to the Employment Agreement dated January 16, 1997 by and between the Company and Michael J. Russo, Mr. Russo was granted the right to purchase shares of the Company's Common Stock at the price of $.000143 per share (the "Stock Purchase Rights"). In 1997, Mr. Russo exercised his Stock Purchase Rights by purchasing 199,861 shares of Common Stock (the "Purchase Shares"). The Purchase Shares are subject to a vesting schedule which restricts any transfers or dispositions of such shares. The Company has the right to repurchase any unvested shares at the exercise price of $.000143 per share. Subject to continued employment with the Company, the Purchase Shares will vest five years from the date of purchase, and may vest on an accelerated basis if certain earnings targets are met. Aside from the Stock Purchase Rights, the Company has not granted any stock options to any Named Executive Officer, and such persons currently hold no options to acquire the Company's Common Stock.

REPORT OF THE BOARD OF DIRECTORS RELATING TO COMPENSATION

    While, as stated, the Company has formed a Compensation Committee, this committee has not yet met. To date, the functions of the Compensation Committee have been exercised directly by the Board of Directors as a whole. Set forth below is a report of the Board of Directors with respect to the Company's compensation policies during the 1998 fiscal year as they affect the Company's executive officers.

    The Company's executive officer compensation policies are designed to set compensation levels that are competitive with those of similar companies, thereby permitting the Company to attract and retain well-qualified executives. Through a combination of base salary, annual performance-based bonuses and equity-based compensation, these policies are intended to motivate executive officers to meet the Company's near term and long-range business objectives, thereby enhancing stockholder value. The cumulative effect of the Company's compensation policies for executive officers is to tie such compensation closely to the Company's performance.

    Each of the Company's executive officers receives a base salary. The base salaries of Messrs. Tang, Russo and Bruce are provided for in employment contracts between the Company and each of these executive officers. The Company sets a base salary for its executive officers based upon a number of factors, including the qualifications of the executive, levels of pay for similar positions at public and private companies of comparable size and in comparable businesses to those of the Company, the degree to which the executive can help the Company achieve its goals, and direct negotiation with the executive.

    At present, the annual base salaries of Mr. Tang as Secretary and Chairman of the Board, Mr. Russo as President and Chief Executive Officer, and Mr. Bruce as Chief Financial Officer and Treasurer, are $160,000, $150,000, and $105,000, respectively.

    During the 1998 fiscal year, the Company elected to pay bonuses to certain of its executive officers based on the achievement of the Company's earning objectives for the 1997 fiscal year. However, during the 1998 fiscal year, the Named Executive Officers did not receive bonus payments based on 1997 fiscal year results. The Company does not expect to pay any bonuses based on results for the 1998 fiscal year. In future fiscal years, the Company may make bonus payments to its executive officers if performance targets are met.

    The other element of the Company's executive officer compensation package is equity-based compensation. The Board of Directors believes that by providing executive officers who do not otherwise own significant amounts of stock with the opportunity to acquire an equity interest in the Company, those officers are provided with additional incentives to work to maximize stockholder value over the long term. Mr. Russo's employment contract provides for Stock Purchase Rights with respect to shares of Common Stock of the Company, as well as a vesting schedule for such shares which restricts the transfer or disposition of such shares. Such shares have provisions for accelerated vesting in the event that earning targets are met. See "Options/Executive Officers".

    Incentives may also be provided by the granting of options under the Company's Stock Incentive Plan, which was adopted by the Company and its stockholders in December 1997. Under the Stock Incentive Plan, if options are granted, they will vest when determined by the Compensation Committee. Options issued to executive officers under the Stock Incentive Plan will be for the purposes of attracting, motivating and retaining key personnel. During the 1998 fiscal year, the Company did not grant options to executive officers under the Stock Incentive Plan.

    Board of Directors of Flour City International, Inc.

    John W. Tang, Michael J. Russo, Johnson K. Fong, Eugene M. Armstrong, Paul
D. Lynam.

COMPENSATION COMMITTEE--INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee has not yet met and during the 1998 fiscal year, the functions of the Compensation Committee were exercised by the Board of Directors as a whole. During the 1998 fiscal year, Mr. Tang, the Company's Chairman of the Board and Secretary, and Mr. Russo, the Company's President and Chief Executive Officer, served on the Board of Directors and participated in the deliberations of the Board of Directors concerning executive officer compensation.

INDEBTEDNESS OF MANAGEMENT AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    From November 1, 1994 and during the 1998 fiscal year, the Company's Chairman of the Board and Secretary, Mr. Tang, was indebted to FCAM (Asia), a subsidiary of the Company, under certain loans, in amounts in excess of $60,000. There were no maturity dates for these loans, they did not bear interest and they were not evidenced by a written instrument. The largest amount of this indebtedness outstanding since November 1994 was $646,107 and as of February 15, 1999 there was no amount outstanding on these loans.

    Beginning on November 1, 1994, Ng Ching Ching Rowena, Mr. Tang's wife, made a series of loans to FCAM (Asia) in which the amount involved exceeded $60,000. The proceeds of these loans were used by FCAM (Asia) to supplement its cash flow, since much of the cash of FCAM (Asia) was used to secure banking facilities in connection with certain projects. There were no maturity dates for these loans, they bore interest at the rate of 10% per annum and none of these loans were evidenced by a written instrument. The largest amount of indebtedness owed by FCAM (Asia) to Ms. Ng since November 1994 was $282,291, and as of February 15, 1999, there was no amount outstanding on these loans.

    During the 1998 fiscal year, Ms. Ng was employed by FCAM (Asia), a subsidiary of the Company in the position of Office Manager. During the 1998 fiscal year, Ms. Ng received total compensation of $102,874.06 in consideration of her employment by FCAM (Asia).

EMPLOYMENT AGREEMENTS

    Messrs. Tang, Russo and Bruce have entered into employment agreements with the Company providing for an annual base salary of $160,000, $150,000 and $105,000, respectively. The employment agreements of Messrs. Russo and Tang are for a term of five years commencing on January 1, 1997 and, December 15, 1997, respectively, while Mr. Bruce's employment agreement is for a term of two years commencing on August 28, 1998. However, as permitted by his employment agreement, Mr. Bruce has announced that he will resign from his position as the Company's Chief Financial Officer and Treasurer effective as of June 1, 1999. The Company is currently considering candidates to replace Mr. Bruce.

    The agreements of Messrs. Tang and Russo provide that, in the event of a termination of employment by the Company without cause, the employee will be entitled to receive his then current salary and benefits for a period of six months following the date of termination and, in the case of Mr. Russo, that he shall be entitled to retain all of his Purchase Shares that have vested prior to the effective date of termination. Mr. Bruce's employment agreement provides that, in the event of a termination of employment by the Company without cause, Mr. Bruce will be entitled to receive his then current salary and benefits for a period of three months following the date of termination.

    Each employment agreement contains a covenant not to compete with the Company and not to solicit business away from the Company during the term of employment and for one year thereafter. If the Company undergoes a "change in control," then, under certain circumstances, the Company may terminate its Repurchase Rights with respect to Mr. Russo's repurchase shares in their entirety as of the date of the "change in control."

    Mr. Russo's employment agreement provides for Stock Purchase Rights with respect to shares of the Company's Common Stock. See "Options/Executive Officers."

    On April 27, 1998, Thomas P. Scully entered into an employment agreement with the Company to become its Interim Chief Financial Officer providing for a base monthly salary of $25,000 for a six month term, with a renewal option for additional one month periods on the same terms and conditions as the original term. Mr. Scully's employment as Chief Financial Officer ceased on August 27, 1998. Mr. Scully was paid a total of $140,000 during the 1998 fiscal year pursuant to the terms of this contract.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Nevada law provides that a corporation may include in its articles of incorporation a provision indemnifying officers and directors against expenses including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the suit, action or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable basis to conclude that his or her conduct was unlawful. A Nevada corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by reason of the fact that such a person was an officer or director of the corporation if such person acted in good faith and in a manner which he or she believed to be in the best interests of the corporation.

    To the fullest extent allowable under Nevada law, the Company's Articles and Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit whether criminal, civil, administrative or investigative, by reason of the fact that such a person, his testator or intestate was an officer, director, of the corporation, or a predecessor of the corporation.

    The Company's Bylaws also provide that the Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the Company would have the power to indemnify the person against such liability.

    On January 7, 1998, the Company entered into indemnity agreements with Messrs. Tang, Russo and Fong. The indemnity agreements indemnify these officers and directors against certain liabilities arising out of their services as directors and/or officers. Effective August 28, 1998, upon the appointment of Mr. Robert Bruce to the position of Chief Financial Officer and Treasurer of the Company, the Company agreed to enter into an indemnification agreement with Mr. Bruce on terms substantially identical to those contained in the agreements with Messrs. Tang, Russo and Fong.

COMPENSATION OF DIRECTORS

    During the fiscal year ended October 31, 1998, directors who were not employees of the Company or one of the Company's subsidiaries ("Non-Employee Directors") were entitled to receive $5,000.00 annually, plus $500 for each meeting of the Board and each meeting of a Committee of the Board (unless the Committee meeting was held on the same day as a Board meeting) they attended, plus reimbursement for reasonable expenses incurred. The Company incurred liability to each Non-Employee Director for directors fees totaling $2,732.88 in the 1998 fiscal year, although to date, such fees have not been paid.

    Pursuant to the Stock Incentive Plan, each Non-Employee Director who was a director at or immediately after the registration statement relating to the Company's initial public offering became effective, was granted stock options to purchase 20,000 shares of the Company's Common Stock at an exercise price equal to the market price of the Common Stock on that date. Non-Employee Director options have a ten-year term and vest in equal annual installments over a four-year term following the date of grant. No Non-Employee Director options vested during the fiscal year ended October 31, 1998 and no such options were exercised during the 1998 fiscal year. Pursuant to the Stock Incentive Plan, the Non-Employee Director options held by Messrs. Armstrong, Lynam and Fong will vest with respect to 5,000 shares of Common Stock each on May 21, 1999.

    Directors who are employees of the Company are not separately compensated for their services as directors.

SECTION 16(A) BENEFICIAL REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the outstanding shares of the Company's

Common Stock, to file with the Securities and Exchange Commission and the Nasdaq Stock Market initial reports of ownership (Form 3) and changes in ownership of such stock (Forms 4 and 5).

    To the Company's knowledge, based solely upon review of the copies of such reports furnished to it, during fiscal year ended October 31, 1998, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with.

                         STOCK PRICE PERFORMANCE GRAPH

    The following graph illustrates a comparison of the cumulative shareholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with Russell 2000 Index and the Standard and Poors Building Materials Index (the "Building Materials Index"). Many of the companies comprising the Building Materials Index are engaged in activities other than curtainwall manufacturing and installation. Further, the Company is not aware of any public companies that are similar to it on the basis of size and scope of activities, as most of the Company's competitors are either privately owned or divisions of larger publicly owned companies.

    Although Securities and Exchange Commission regulations generally require the graph to cover a five-year period, the graph below covers an approximately five month period because the Company's Common Stock has only been traded on the NASDAQ Stock Market since approximately May 26, 1998. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or to indicate the possible future performance of the Company's Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            FLOUR CITY INTERNATIONAL,
                      INC.              RUSSELL 2000 INDEX  BUILDING MATERIALS INDEX
5/26/98                        $100.00             $100.00                   $100.00
10/30/98                        $64.46              $83.57                    $87.14

                                                                            5/26/98    10/20/98
                                                                           ---------  -----------
Flour City International, Inc............................................  $  100.00   $   64.46
Russell 2000 Index.......................................................  $  100.00   $   83.57
Building Materials Index.................................................  $  100.00   $   87.14

    The comparison assumes a $100 investment made on May 26, 1998 (the approximate date the Company's Common Stock was listed on the NASDAQ Market) in the Company's Common Stock, and in the securities comprising the Russell 2000 Index and the Building Materials Index.

                SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

    The following table and the footnotes thereto set forth, as of February 15, 1999, certain information regarding the Common Stock of the Company beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, by each director and nominee for director and by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

                                                                                   AMOUNT AND NATURE OF
                                                                                        BENEFICIAL          PERCENT
NAME OF BENEFICIAL OWNER                                                               OWNERSHIP(1)        OF CLASS
--------------------------------------------------------------------------------  ----------------------  -----------
John W. Tang....................................................................          2,638,176(2)          42.1%
  Suite 1300, Hollywood Plaza,
  610 Nathan Road,
  Mongkok, Kowloon,
  Hong Kong

Cynthia Lam.....................................................................            479,668(3)           7.7%
  Gold Manor Ltd.
  P.O. Box 957,
  Offshore Corporations Center,
  Road Town, Tortola,
  British Virgin Islands

Mak Yim Hung....................................................................            479,668(4)           7.7%
  Dynamic Choice Enterprises, Inc.
  Wickams Cay,
  Road Town, Tortola,
  British Virgin Islands

Heartland Advisors, Inc. .......................................................            500,000              8.0%
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202

Michael J. Russo................................................................            199,861              3.2%

Johnson K. Fong.................................................................                  0                0%

Eugene M. Armstrong.............................................................                  0                0%

Paul D. Lynam...................................................................                  0                0%

Mabel Chan......................................................................                  0                0%

All directors and all executive officers of the Company as a group (7
  individuals)..................................................................          2,839,037(2)          45.3%

------------------------

(1) Unless otherwise indicated, shares are held with sole voting and investment power.

(2) Includes 1,918,674 shares held by Wilson International Ltd., a British Virgin Islands corporation, of which Mr. Tang is the sole beneficial owner.

(3) Shares indicated as beneficially owned by Ms. Lam are held of record by Gold Manor Ltd., a British Virgin Islands corporation, of which Ms. Lam is the sole beneficial owner.

(4) Shares indicated as beneficially owned by Ms. Mak are held of record by Dynamic Choice Enterprises, Inc., a British Virgin Islands corporation, of which Ms. Mak is the sole beneficial owner.

              PROPOSAL 2--RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors recommends to the stockholders the ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants for the 1999 fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

    The accompanying proxy grants discretionary authority to the persons named therein to vote on any other matter properly brought before the meeting or any adjournment thereof, and the person or persons voting the proxies intend to vote them in accordance with their best judgment.

    This Proxy Statement will be accompanied by the Company's Annual Report for the fiscal year ended October 31, 1998, when it is delivered to stockholders.

STOCKHOLDER PROPOSALS

    Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the annual meeting of stockholders to be held in 2000 must submit such proposals so as to be received by the Company at 915 Riverview Drive, Suite 1, Johnson City, Tennessee 37601, on or before November 1, 1999. In addition, if the Company is not notified by January 15, 2000 of a proposal to be brought before the 2000 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

                         FLOUR CITY INTERNATIONAL INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 30, 1999.

    The undersigned hereby appoints John W. Tang, with full power of substitution, as the proxyholder of the undersigned to represent the undersigned and vote all shares of the capital stock of FLOUR CITY INTERNATIONAL, INC. (the "Company") which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company, to take place at the Doubletree Hotel, San Francisco Airport, 835 Airport Boulevard, Burlingame, California 94010, at 10:00 a.m. on March 30, 1999, and at any adjournments or postponements of such meeting, as follows:

1.   To elect as directors, to hold office until the next
     annual meeting of stockholders and until their
     successors are elected, the nominees listed below:
     / /  FOR all nominees   / /  WITHHOLD AUTHORITY
     listed below, except       to vote for all listed
     those whose names are      nominees.
     handwritten on the
     line below.

  John W. Tang, Johnson K. Fong, Eugene M. Armstrong, Paul D. Lynam, and Mabel
                                     Chan.
To withhold authority to vote for any of the above nominees, write the nominee's name below:

--------------------------------------------------------------------------------

2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending October 31, 1999.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3.  To transact such other business as properly may come before the meeting.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ABOVE PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. THIS PROXY MAY BE REVOKED BY THE UNDERSIGNED AT ANY TIME, PRIOR TO THE TIME IT IS VOTED BY ANY OF THE MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
                                              Dated ______________________, 1999
                                              __________________________________
                                              __________________________________
                                                Signature(s) of Stockholder(s)

                                              Date and sign exactly as name(s)
                                              appear(s) on this proxy. If
                                              signing for estates, trusts,
                                              corporations or other entities,
                                              title or capacity should be
                                              stated. If shares are held
                                              jointly, each holder should sign.

                   PLEASE COMPLETE, DATE AND SIGN THIS PROXY
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.